Cadence Resources Corporation
                          Aurora Oil & Gas Corporation

                            2006 STOCK INCENTIVE PLAN


                                    ARTICLE I

                             ESTABLISHMENT AND TERM


         Section 1.01 Establishment. This Plan was adopted by the Board on March 16, 2006, subject to the approval of the stockholders of the Company.

         Section 1.02 Definitions. All capitalized terms used in this Plan are defined in Appendix A attached to this Plan.

         Section 1.03 Term. The Board may suspend or terminate the Plan at anytime. Unless sooner terminated, the Plan shall terminate on December 31, 2015. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Rights and obligations under any Award granted while the Plan is in effect shall not be impaired by the suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.

                                   ARTICLE II

                              STRUCTURE AND PURPOSE

         Section 2.01 Structure of Plan. The Awards issued under the Plan shall be either, in the discretion of the Board: (i) Options granted pursuant to
Article VI of the Plan, including Incentive Stock Options and Non-statutory Stock Options; or (ii) Stock bonuses or restricted Stock awards granted pursuant to Article VII of the Plan. All Options shall be designated as incentive Stock Options or Non-statutory Stock Options at the time of grant.

         Section 2.02 Purpose. The purpose of the Plan is to promote the interests of the Company by aligning the interests of selected eligible persons under the Plan with the interests of the stockholders of the Company and by providing to such persons an opportunity to obtain the benefits from ownership of the Company's Stock through the granting to such persons of Awards. The Company, through the use of the Plan, seeks to attract and retain the services of Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

                                   ARTICLE III

                                 ADMINISTRATION

         Section 3.01 Board; Delegation To Committee. The Plan shall be administered by the Board unless and until the Board delegates administration to the Compensation Committee. The Board may delegate administration of the Plan to the Compensation Committee only if the Compensation Committee is composed solely of Outside Directors. If administration is delegated to the Compensation Committee, the Compensation Committee shall have, in administering the Plan, all of the powers that were possessed by the Board prior to such delegation, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. If administration is delegated to the Compensation Committee, all references in this Plan to the Board shall thereafter be to the Compensation Committee. The Board may remove responsibility for administering the Plan from the Compensation Committee at any time, and re-vest in the Board responsibility for the administration of the Plan.

         Section 3.02 Administration. The Board shall have the power, consistent with the express provisions of the Plan:

                  (a) To determine from time to time which of the eligible persons under the Plan shall be granted Awards;

                  (b) To determine whether an Award shall be an Incentive Stock Option, a Non-statutory Stock option, a Stock bonus, a right to purchase restricted Stock, or a combination of the foregoing;

                  (c) To determine how and when each Award shall be granted, the provisions of each Award granted, including the time or times when a person shall be permitted to receive Stock pursuant to an Award, and the number of shares of Stock with respect to which an Award shall be granted to each such person;

                  (d) To determine Fair Market Value with respect to an Award;

                  (e) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for the administration of the Plan and the Awards;

                  (f) To correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

                  (g) To amend the Plan or an Award as provided in Article XI;
and

                  (h) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

         Section 3.03 Effect of Board Decision. All decisions, determinations and interpretations by the Board shall be final and binding on all Award grantees.

         Section 3.04 Timing of Grant. The date of a grant of an Award shall be the date on which the Board makes the determination to grant the Award, or such later date as the Board determines.

                                   ARTICLE IV

                                   ELIGIBILITY

         Section 4.01 Incentive Stock Options. Incentive Stock Options may be granted only to Employees.

         Section 4.02 Other Awards. Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

                                    ARTICLE V

                           SHARES SUBJECT TO THE PLAN

         Section 5.01 Subject to the provisions of Article VIII relating to adjustments upon changes in the Stock, no more than 8,000,000 shares of Stock may be issued pursuant to Awards under this Plan. If any Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the Stock not acquired under the Award shall revert to and again become available for issuance under the Plan. The Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market by the Company or otherwise.

                                   ARTICLE VI

                         TERMS AND CONDITIONS OF OPTIONS

         Section 6.01 Form of Option. Subject to the provisions of the Plan, each Option shall be in such form and shall contain such terms and conditions as the Board shall determine. The provisions of separate Options need not be identical.

         Section 6.02 Term. No Option shall be exercisable after the expiration of ten years from the date it was granted.

         Section 6.03 Exercise Price. The per-share exercise price for the Stock to be issued upon exercise of an Option shall be determined by the Board, subject to the following:

                  (a) Except as provided at Section 6.10(a), the exercise price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

                  (b) Unless otherwise determined by the Board at the time the Option is granted, the exercise price of each Non-statutory Stock Option shall be not less than 100% of the Fair Market Value of the Stock subject to the Option on the date the Option is granted.

                  (c) Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Non-statutory Stock Option) may be granted with an exercise price lower than that otherwise provided in this Section 6.03 if the Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         Section 6.04 Payment. The purchase price of Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either:

                  (a) in cash, check or wire transfer at the time the Option is exercised; or

                  (b) in the case of Incentive Stock Options only, at the discretion of the Board, determined at the time of the grant of the option:

                  (i) by delivery to the Company of other equity securities of the Company as payment for the Stock, provided that any equity securities used for this purpose that were acquired directly from the Company: (y) have been owned by the Optionee without substantial risk of forfeiture for more than six months on the date of surrender; and (z) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Stock as to which the Option is being exercised;

                  (ii) pursuant to an arrangement provided by the Company through a registered broker-dealer to sell a sufficient number of shares of the Stock being exercised to pay the exercise price;

                  (iii) by a net issue election;

                  (iv) in any other form of legal consideration that may be acceptable to the Board; or

                  (v) any combination of the foregoing.

         Section 6.05 Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee. Unless otherwise provided in the Award Agreement, a Non-statutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

         Section 6.06 Vesting and Other Conditions. The total number of shares of Stock subject to an Option may, but need not, be vested or allotted in periodic installments (which may, but need not, be equal). The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate.

         Section 6.07 Termination of Employment or Relationship as a Director or Consultant. Unless otherwise provided in the Award Agreement relating to an Option, in the event of a Termination (other than upon the Optionee's death or Disability), the Optionee may exercise his or her Option (to the extent that the Option is vested at the date of Termination) only until the earlier of: (i) the date that is three months after the date of Termination; or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

         Section 6.08 Disability of Optionee. Unless otherwise provided in the Award Agreement relating to an Option, in the event of a Termination as a result of the Optionee's Disability, the Optionee may exercise his or her option (to the extent that the Option is vested at the date of Termination), only until the earlier of: (i) the date six months after the date of Termination; or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

         Section 6.09 Death of Optionee. Unless otherwise provided in the Award Agreement relating to an Option, in the event of a Termination as a result of the Optionee's death, or if the Optionee dies within three months following Termination of the Optionee, the Option may be exercised (to the extent the Option is vested at the date of Termination) by the Optionee's Beneficiary, or if there is no Beneficiary, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance from the Optionee, but only until the earlier of: (i) the date six months after the date of the Optionee's death; or (ii) the expiration of the term of the Option as set forth in the Award Agreement.

         Section 6.10 Incentive Stock Option Limitations. The following limitations shall apply to a grant of an Incentive Stock Option:

                  (a) Notwithstanding the provisions of Sections 6.02 and 6.03, if at the time of the grant of an Incentive Stock Option the Optionee owns (or is deemed to own pursuant to Section 424(d) of the Code) equity securities possessing more than 10% of the total combined voting power of all classes of equity securities of the Company or of any of its Affiliates, the exercise price of the Incentive Stock Option shall be at least 110% of the Fair Market Value of the Stock on the date of grant, and the Incentive Stock Option shall terminate on a date that is within five years after the date of grant.

                  (b) If the aggregate Fair Market Value (determined at the time of grant) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year under this Plan exceeds $100,000, the Options or portions thereof that exceed this limit (according to the order in which they were granted) shall be treated as Non-statutory Stock Options.

         Section 6.11          Leaves of Absence.

                  (a) Unless the Board provides otherwise, vesting of Options shall be suspended during any unpaid leave of absence in excess of three months.

                  (b) For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless re-employment upon expiration of the leave is guaranteed by statute or contract. If re-employment upon expiration of a leave of absence approved by the Company is not guaranteed, the first day following the passage of three months on leave of absence will be treated as the date of Termination for purposes of determining whether the Option is an Incentive Stock Option, but will not otherwise affect the Optionee's rights under the Option.

         Section 6.12 Exercise Procedures. An Option may not be exercised for a fraction of a share of Stock. Any fractional share that would otherwise be available for purchase shall be forfeited. An Option shall be deemed to be exercised when written notice of the exercise has been given to the Company in accordance with the terms of the Award Agreement by the person entitled to exercise the Option and full payment for the shares with respect to which the Option is exercised has been received by the Company.

                                   ARTICLE VII

               TERMS OF STOCK BONUSES AND RESTRICTED STOCK AWARDS

         Section 7.01 Form of Stock Bonus or Restricted Stock Award. Subject to the provisions of the Plan, each Stock bonus or restricted Stock award shall be in such form and shall contain such terms and conditions as the Board shall determine. The provisions of separate stock bonuses or restricted stock awards need not be identical.

         Section 7.02 Purchase Price. The purchase price, if any, for any Stock granted as a Stock bonus or restricted Stock award shall be such amount as the Board shall determine and designate in the Award Agreement or by resolution of the Board. Notwithstanding the foregoing, the Board may determine that eligible participants in the Plan may be awarded Stock in consideration for past services rendered to the Company or an Affiliate or for the benefit of the Company or an Affiliate.

         Section 7.03 Transferability. Unless otherwise provided in the Award Agreement, Stock awarded or purchased pursuant to this Article VII may not be transferred to any person, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, until any restrictions on transfer set forth in the Award Agreement lapse.

         Section 7.04 Payment. The purchase price, if any, of Stock acquired pursuant to a Stock bonus or restricted Stock award shall be paid, to the extent permitted by applicable statutes and regulations, either

                  (a) in cash, check or wire transfer; or

                  (b) at the discretion of the Board or the Committee, determined at the time of the grant of the Stock award:

                  (i) by delivery to the Company of other equity securities of the Company as payment for the Stock, provided that any equity securities used for this purpose that were acquired directly from the Company by the holder: (y) have been owned by the holder without substantial risk of forfeiture for more than six months on the date of surrender, and (z) have a Fair Market Value on the date of surrender equal to the purchase price;

                  (ii) by electing to receive the Stock in lieu of other compensation payable to the person by the Company or an Affiliate or for the benefit of the Company or an Affiliate;

                  (iii) in consideration for past services rendered by the person to the Company or for its benefit;

                  (iv) in any other form of legal consideration that may be acceptable to the Board; or

                  (v) any combination of the foregoing.

         Section 7.05 Company Rights. Shares of Stock sold or awarded under
Article VII of the Plan may, but need not, be subject to vesting, a repurchase option by the Company, or right of first refusal in favor of the Company.

                                  ARTICLE VIII

                        ADJUSTMENTS UPON CHANGES IN STOCK

         Section 8.01 Change in Stock. If any change is made in the Stock subject to the Plan through a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company, the Plan will be appropriately adjusted in the class and maximum number of shares subject to the Plan provided in
Article V, and the outstanding Awards will be appropriately adjusted in the class and number of shares subject to and the exercise price of the outstanding Awards. Such adjustments shall be made by the Board at the time of the change in the Stock, whether or not specifically provided for in any outstanding Award. The Board's determination as to an appropriate adjustment shall be final, binding and conclusive.

                                   ARTICLE IX

                            COVENANTS OF THE COMPANY

         Section 9.01 Reservation of Stock. The Company shall reserve from its authorized but unissued Stock the number of shares of Stock issuable pursuant to all outstanding Awards.

         Section 9.02 Regulatory Authority. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to issue and sell shares of Stock upon the exercise of outstanding Awards, provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended, either the Plan, any Award, or any Stock issued or issuable pursuant to any Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority for the lawful issuance and sale of Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Stock upon exercise of the Awards unless and until the required authority is obtained.

                                    ARTICLE X

                               GENERAL PROVISIONS

         Section 10.01 Acceleration of Vesting. Notwithstanding any provision in any Award Agreement, the Board may, in its discretion, accelerate the time at which an Award may first be exercised or the time during which an Award or any part of an Award will vest.

         Section 10.02 Stockholder Rights. Except as set forth in the Award Agreement, no holder of an Option shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, the Stock subject to the Option unless and until the holder has satisfied all requirements for vesting and exercise of the Option pursuant to its terms.

         Section 10.03 Employment or Other Services. Nothing in the Plan, any Award Agreement or any instrument executed pursuant thereto shall: (i) confer upon any Employee or other holder of an Award any right to continue in the employ of the Company or any Affiliate; (ii) confer upon any Director or Consultant or other holder of an Award any right to continue acting as a Director or Consultant; (iii) affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause; (iv) affect the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director pursuant to the terms of the Company's charter documents and the provisions of applicable law; or (v) affect the right of the Company to terminate the relationship of any Consultant pursuant to the terms of the Consultant's agreement with the Company or any Affiliate.

         Section 10.04 Securities Law Requirements. The Company may require any person to whom an Award is granted, or any person to whom an Award is transferred, as a condition of exercising or acquiring Stock under any Award, to give written assurances satisfactory to the Company: (i) as to the person's knowledge and experience in financial and business matters; (ii) that he or she is capable of evaluating, alone or together with a purchaser representative, the merits and risks of exercising the Award; (iii) that the person is acquiring the Stock subject to the Award for the person's own account and not with any view to a distribution of the Stock; and (iv) agreeing not to transfer the Stock except pursuant to registration or exemption from registration. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as the counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Stock.

         Section 10.05 Tax Withholding. The Company shall have the right to deduct applicable taxes from any Awards (including with respect to any Stock issued under this Plan) and to take such other action as is necessary in the opinion of the Board to satisfy the Company's tax obligations in connection with the Plan. If provided for in an Award Agreement, the holder of an Award may be permitted to satisfy any federal, state or local tax withholding or payment obligation relating to the exercise or acquisition of Stock under an Award by:
(i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Stock from the shares of the Stock otherwise issuable to the person as a result of the exercise or acquisition of Stock under the Award; (iii) delivering to the Company unencumbered shares of equity securities of the Company held by the person; or (iv) any combination of the foregoing.

         Section 10.06 Unfunded Plan. The Plan shall be unfunded unless and until the Board determines otherwise. Unless the Board determines otherwise: (i) the Company shall not be required to segregate any assets that may at any time be represented by cash, Stock, other securities or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company or the Board be deemed to be a trustee of any cash, Stock, other securities or rights thereto; (ii) any liability of the Company to any participant in the Plan or any beneficiary of a participant with respect to Awards granted under the Plan shall be based solely upon contractual obligations that may be created by the Plan and any applicable Award Agreement; and (iii) no obligation under the Plan or an Award Agreement shall be deemed secured by any pledge or other encumbrance on any property of the Company.

                                   ARTICLE XI

                              AMENDMENT OF THE PLAN

         Section 11.01 Amendment of Plan; Stockholder Approval. The Board may at any time terminate, and from time-to-time may amend or modify, the Plan; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable. No amendment shall adversely affect any outstanding Award without the holder's written consent.

         Section 11.02 Changes in Law. The Board may amend the Plan as it deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Plan relating to Incentive Stock Options, and to bring the Plan or Incentive Stock Options granted under the Plan into compliance with Code requirements for Incentive Stock Options. The Board may also, in its discretion, amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules.

                                   APPENDIX A

                                   DEFINITIONS

         "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e)and (f) respectively, of the Code.

         "Award" means any right granted under the Plan, including any Option, any Stock bonus, or any right to purchase restricted Stock.

         "Award Agreement" means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

         "Beneficiary" means a person designated by an Optionee, on a form acceptable to the Board, as the Optionee's Beneficiary under an Award, in the event of the Optionee's death.

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         "Company" means Cadence Resources Corporation, a Utah corporation; also known as Aurora Oil & Gas Corporation.

         "Compensation Committee" means the Compensation Committee appointed by the Board and comprised of members of the Board.

         "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render bona fide consulting services (other than services in connection with the offer or sale of securities in a capital-raising transaction) and who is compensated for such services, provided, however, that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         "Director" means a member of the Board.

         "Disability" means the permanent and total physical or mental inability, as determined in good faith by the Board, to serve in the person's capacity as an Employee, Director or Consultant, for a continuous period anticipated to last at least 12 months.

         "Employee" means any person, including executive officers, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         "Fair Market Value" means, as of any date, the value of the Stock determined as follows:

                  o If the Stock is listed or traded on any established stock exchange or a national market system including, without limitation, the Over-the-Counter Bulletin Board Electronic Quotation System maintained by the National Association of Securities Dealers, Inc., the American Stock Exchange, the Nasdaq National Market, or the Nasdaq Small Cap Market, the Fair Market Value of a share of Stock shall be the last sales price for the Stock (or the closing bid, if no sales were reported) as quoted on the system or exchange, as reported in the Wall Street Journal or other source deemed reliable by the Board.

                  o In the absence of an established market for the Stock, the Fair Market Value shall be determined in good faith by the Board.

         "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         "Non-statutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

         "Option" means a stock option granted pursuant to the Plan.

         "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

         "Outside Director" means a Director who is a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, and is not a current Employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, as set forth in Treasury Regulation ss.1.162-27(e)(3).

         "Plan" means this 2006 Stock Incentive Plan.

         "Stock" means the Company's Common Stock, $0.01 par value.

         "Termination" means the termination or interruption of an .Employee's, Director's or Consultant's employment or relationship with the Company. The Board, in its sole discretion, may determine whether a Termination has occurred in the case of: any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave.